CROSS - ASSIGNMENT AND
STIPULATION OF INTEREST

STATE OF TEXAS	§
§
COUNTY OF GALVESTON	§

THIS CROSS - ASSIGNMENT and STIPULATION OF INTEREST (“Assignment”) is between SMITH ENERGY 1986A PARTNERSHIP, a New York limited partnership (“Smith Energy”), HOWARD A. SMITH (“Smith”) and THE AMERICAN ENERGY GROUP, LTD., a Nevada corporation (“AEG”).

WHEREAS, Smith Energy, Smith and AEG each own interests in certain oil and gas leases and lands located in Galveston County, Texas, which leases and lands are described more particularly on Exhibit “A” attached hereto and incorporated by reference herein (the “Leases”);

WHEREAS, disputes have arisen between AEG, on the one hand, and Smith Energy and Smith on the other hand, concerning the extent of the interests owned by each in the Leases and the rights of each with respect to the interests owned; and

WHEREAS, AEG, Smith Energy and Smith have resolved their differences and desire to stipulate to the interests owned by each in the Leases.

Now, therefore, in consideration of the premises and to effect the settlement of the disputes between AEG, Smith Energy and Smith, it is hereby covenanted, granted, concluded and agreed by and between the parties, and each of them covenants, grants, concludes and agrees, for itself and its successors and assigns, that a stipulation of interest and cross - conveyance of the Leases be made as follows, viz:

1. Smith Energy shall from henceforth have, hold, possess and enjoy, in severalty, by itself and to itself and its successors and assigns, free from any and all claims of AEG the following rights, title and interest:

i) All interests owned or claimed by AEG including and above the depth of ten thousand feet (10,000’) in the Leases;

ii) All interests owned or claimed by AEG in and to the interest reserved to Luck Petroleum Corporation as a 15% back in reversionary interest at 125% recoupment of Smith Energy 1986A Partnership and O & G’s investment costs, as specified in paragraph 8 of that certain Partial Assignment of Oil and Gas Leases dated May 12, 1986, between Luck Petroleum Corporation, Smith Energy, Smith Energy Co., Inc., Smith and O & G Carriers, Inc., recorded under Film Code number ###-##-####, of the Official Public Records of Galveston County, Texas, as same was conveyed to AEG pursuant to that certain Assignment of Oil and Gas Leases dated June 13, 1997, from Pamela Gale Johnson, Chapter 7 Trustee for the Estate of Luck Petroleum Corporation under Case Number 93-48561-H3-7, reference to which is made for all purposes.

Cross - Assignment and
Stipulation of Interest

AEG hereby grants, conveys, releases, and confirms unto Smith Energy the above described property, to have and to hold in severalty, with all and singular the hereditaments and appurtenances thereto unto Smith Energy, its successors and assigns, forever. And for the same consideration, AEG hereby binds itself, its successors and assigns, respectively, to warrant and forever defend all and singular the said premises against every person whomsoever lawfully claiming or to claim the same or any part thereof by, through or under AEG, but not otherwise.

2. AEG shall from henceforth have, hold, possess and enjoy, in severalty, by itself and to itself and its successors and assigns, free from any and all claims of Smith Energy the following rights, title and interest:

i) All interests and rights owned or claimed by Smith Energy and Smith below the depth of ten thousand feet (10,000’) in the Leases;

ii) All interests and rights owned or claimed by Smith Energy and Smith in and to a three percent (3%) overriding royalty interest in the Maco Stewart A Lease designated on Exhibit “A” as the “Maco Stewart ‘A’ Lease as specified in that certain Partial Assignment of Oil and Gas Leases dated May 12, 1986, between Luck Petroleum Corporation, Smith Energy, Smith Energy Co., Inc., Smith and O & G Carriers, Inc., recorded under Film Code number 004-56-0395, of the Official Public Records of Galveston County, Texas, reference to which is made for all purposes, including any interests in said overriding royalty which Smith Energy or Smith may have acquired from O & G Carriers, Inc. by subsequent instrument.

Smith Energy hereby grants, conveys, releases, and confirms unto AEG the above described property, to have and to hold in severalty, with all and singular the hereditaments and appurtenances thereto unto AEG, its successors and assigns, forever. And for the same consideration, Smith Energy hereby binds itself, its successors and assigns, respectively, to warrant and forever defend all and singular the said premises against every person whomsoever lawfully claiming or to claim the same or any part thereof by, through or under Smith Energy but not otherwise.

This Assignment shall be effective at _________ o’clock, ___. m. C.S.T. on April ___, 2006.

Smith Energy, Smith and AEG agree to execute, to acknowledge and to deliver to the other any additional instruments, notices, division orders, transfer orders and other documents and to do any other acts and things which may be necessary to more fully and effectively assign and convey to the other the Leases intended to be assigned hereby.

Cross - Assignment and
Stipulation of Interest

IN WITNESS WHEREOF, Smith Energy, Smith and AEG have executed this Assignment on the date of the acknowledgment annexed hereto, but this Assignment shall be effective as of the Effective Date hereinabove recited.

THE BALANCE OF THIS PAGE IS INTENTIONALLY BLANK.

SIGNATURES APPEAR ON THE FOLLOWING PAGE.

Cross - Assignment and
Stipulation of Interest

SMITH ENERGY 1986A PARTNERSHIP
acting by and through its general partner,

By:
Howard A. Smith, General Partner
Smith Energy 1986A Partnership

HOWARD A. SMITH

THE AMERICAN ENERGY GROUP, LTD.

By:
Pierce Onthank, President and CEO

STATE OF NEW YORK	§
§
COUNTY OF _______	§

Before me the undersigned authority on this ____ day of ________, 2006, personally appeared Howard A. Smith, individually and as general partner of Smith Energy 1986A Partnership, a New York limited partnership, and acknowledged to me that he executed the same in his individual capacity and in the capacity therein stated on behalf of such partnership for the purposes and consideration therein expressed.

Notary Public in and for the State Of New York

STATE OF NEW YORK	§
§
COUNTY OF _______	§

Before me the undersigned authority on this ____ day of ________, 2006, personally appeared Pierce Onthank, as President and CEO of The American Energy Group, Ltd., a Nevada corporation, and acknowledged to me that he executed the same in the capacity therein stated on behalf of such partnership for the purposes and consideration therein expressed.

Notary Public in and for the State Of Connecticut

Cross - Assignment and
Stipulation of Interest

EXHIBIT “A”

Maco Stewart A Lease:
Oil and Gas Lease dated April 30, 1935, between MACO STEWART, as Lessor and COAST PETROLEUM CORPORATION, as Lessee, covering 393 acres, more or less, recorded in Volume 516, Page 313, Oil and Gas Records, Galveston County, Texas.

Maco Stewart B Lease:
Oil, Gas and Mining Lease dated May 4, 1949, between MACO STEWART and LOUISE BISBEY STEWART, as Lessors, and JOHN W. MECOM, as Lessee, covering 1,400 acres, more or less, recorded in Volume 779, Page 573, Oil and Gas Records, Galveston County, Texas, insofar and only insofar as said lease is described as containing 280 acres in that certain Partial Release, dated January 28, 1985, between ATLANTIC RICHFIELD COMPANY, as Lessee, and VIRGINIA B. BALL, MACO STEWART III, WELLS STEWART and ROBERT GEORGE GISBEY, Trustee, as Lessors, recorded in Film Code ###-##-####, Deed Records, Galveston County, Texas, and also in that unrecorded Partial Release of January 28, 1985, between ATLANTIC RICHFIELD COMPANY, as Lessee, and VIRGINIA B. BALL, MACO STEWART II, WELLS STEWART and ROBERT GEORGE BISBEY, Trustee, as Lessors.

Cross - Assignment and
Stipulation of Interest